            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in this Post-Effective Amendment
No. 32 to Registration Statement No. 33-64872 on Form N-1A of American Century
Capital Portfolios, Inc. of our reports dated May 11, 2004, appearing in the respective Annual Reports of Capital Portfolios: Real Estate Fund, Equity Income
Fund, Value Fund, Equity Index Fund, Mid Cap Value Fund, Small Cap Value Fund,
and Large Company Value Fund for the year ended March 31, 2004, in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the captions "Other Service Providers" and
"Financial Statements" in such Statement of Additional Information and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are also part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
July 26, 2004